Exhibit 99.1

Dell’s Global Commercial Strength Drives Second Quarter Financial Results

  Overall company revenue up 22 percent to $15.5 billion
  Commercial business revenue increases 28 percent to $12.7 billion
  Servers, storage and services revenue up 43 percent to $4.3 billion

ROUND ROCK, Texas--(BUSINESS WIRE)--August 19, 2010--Commercial customer demand for Dell enterprise solutions – including servers and networking systems, storage and services – increased significantly worldwide in the second quarter of fiscal 2011, driving a 22-percent improvement in total revenue to $15.5 billion, and an 11-percent gain in operating income to $745 million on a GAAP basis in year-over-year comparisons.

Fiscal-Year 2011 Second Quarter Highlights

  Total revenue in the quarter ended July 30 was $15.5 billion, a 22-percent increase from a year ago.
  Dell’s commercial business continues to benefit from improved demand across all products and services, and in all geographies as Dell expands its enterprise solutions portfolio. Recently, Dell acquired Scalent, developer of virtual infrastructure management technology, and Ocarina Networks, a leading developer of storage optimization technology. The company also announced an agreement to acquire 3PAR, the leading global provider of utility storage for cloud computing. These moves illustrate Dell’s commitment to build its capabilities for open and affordable enterprise solutions.
  Dell’s business in emerging countries continued to grow rapidly, with total revenue from Brazil, Russia, India and China (BRIC) up 52 percent to account for 12 percent of Dell’s overall revenue.
	Second Quarter
(in millions)	FY11	FY10	Change
Revenue	$15,534	$12,764	22%

Operating Income (GAAP)	$745	$671	11%
Net Income (GAAP)	$545	$472	16%
EPS (GAAP)	$0.28	$0.24	17%

Operating Income (non-GAAP)	$872	$798	9%
Net Income (non-GAAP)	$629	$575	9%
EPS (non-GAAP)	$0.32	$0.29	10%

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility-action costs, and acquisition-related charges. All comparisons in this press release are year over year unless otherwise noted.

Results

  GAAP operating income was $745 million, or 4.8 percent of revenue. Non-GAAP operating income was $872 million, or 5.6 percent of revenue.
  Cash flow from operations was $1.3 billion, with Dell ending the quarter with $13.1 billion in cash and investments.

Strategic Progress:

  Server and networking revenues increased 35 percent with rapid growth in blades.
  Storage revenue improved 13 percent led by EqualLogic storage products, which grew 63 percent as it gains wider adoption among customers.
  Services revenue increased 57 percent to $1.9 billion with the inclusion of Perot Systems.
  Dell introduced new Business-Ready Configurations of servers, storage, networking and virtualization technologies to help customers more quickly deploy open, affordable, fully-integrated, virtualization-ready data center solutions.
  The corporate refresh cycle is continuing and led strong growth in Dell’s commercial client business. Revenue in total mobility and desktop products grew 21 and 17 percent, respectively, driven by particular strength in large enterprise and small and medium businesses. In the quarter, Dell announced new Latitude E-Family laptops and features, and a portfolio of Flexible Computing solutions and services to extend the reach of virtual desktops.

Business Units and Regions:

  Large Enterprise revenue was $4.5 billion, up 38 percent, with revenues for servers, services and mobility all improving by more than 50 percent. Operating income for the quarter was $288 million, a 68-percent improvement.
  Public revenue was $4.6 billion, an increase of 21 percent. Operating income for the quarter was $369 million, a 4-percent decline. Revenue from services, which includes Perot Systems, again more than doubled in the quarter from a year ago. Server and networking revenue increased by 12 percent. Sales to healthcare customers were strong while state and local government revenue was relatively flat.
  Small and Medium Business revenue was $3.5 billion, up 25 percent. Operating income was $323 million, a 32-percent increase. Revenue for SMB server and networking increased 28 percent; for storage, increased 22 percent; for desktop PCs, increased 29 percent, and for mobility, increased 32 percent.
  Consumer revenue was flat at $2.9 billion. Operating income was a $21 million loss. The company remains confident that initiatives underway will improve operating margins for the segment.
  Asia-Pacific and Japan revenue grew 38 percent and the Americas and EMEA were up 17 and 24 percent, respectively. Revenue in the quarter from outside the U.S. was 47 percent of the company’s total.

Quotes:

Michael Dell, chairman of the board and chief executive officer: “We continue to strengthen our portfolio of data center solutions at an aggressive pace with the addition of key IP, talent and technology. This quarter’s results are a strong reflection of the progress we’ve made, and we remain very focused on delivering the best possible solutions and services to meet our customers’ IT needs.”

Brian Gladden, chief financial officer: “We are positioned well to continue benefiting from the global corporate refresh underway in client and enterprise systems. This was a solid quarter highlighted by increasing revenues, operating income and cash flow. We continue to focus on improving operating income and executing on our long-term value-creation framework, while making key investments in solutions and resources.”

Company Outlook:

Dell believes the corporate client refresh is well underway and that demand will continue through the next several quarters. For the third quarter, the company expects seasonal improvements from federal government sales and commercial businesses, resulting in a pick-up in the low single digits. Dell reiterated its outlook provided in June, anticipating revenue growth for the year from 14 to 19 percent and non-GAAP operating income growth between 18 to 23 percent.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. The second-quarter analyst call with Michael Dell, chairman and CEO; Brian Gladden, CFO; and, Steve Schuckenbrock, senior vice president, Large Enterprise business unit, will be webcast live today at 3:45 p.m. CDT and archived at www.dell.com/investors. A related presentation will be posted on the website prior to the webcast. To communicate directly with Dell, go to www.dell.com/dellshares.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures” and has presented a detailed discussion of its reasons for including the non-GAAP financial measures and the limitations associated with those measures under the heading “Use of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note:

Statements in this press release that relate to future results and events (including statements about Dell’s future financial and operating performance, anticipated customer demand, including seasonal and geographic trends and client refresh timing and scope, enterprise solutions strategies, acquisition strategies, and new products, as well as the financial guidance with respect to revenue and non-GAAP operating income) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” ‘believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weak global economic conditions and instability in financial markets; weak economic conditions and additional regulation affecting Dell’s financial services activities; intense competition; Dell’s cost-cutting measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to effectively manage the growth of its distribution capabilities and add to its product and services offerings; Dell’s ability to achieve favorable pricing from its vendors; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; disruptions in component or product availability; successful implementation of Dell’s acquisition strategy; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; Dell’s ability to access the capital markets; loss of government contracts; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default; unfavorable results of legal proceedings; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; information technology and manufacturing infrastructure disruptions or breaches of data security; Dell’s ability to attract, retain, and motivate key personnel; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010. In particular, Dell’s expectations with regard to revenue and non-GAAP operating income for the full fiscal year ending January 28, 2011 assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, no significant adverse currency fluctuations, which are unhedged, and no significant adverse component pricing or supply movements. Dell assumes no obligation to update its forward-looking statements.

Additional Note:

The planned tender offer described in this press release has not yet commenced. This description is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell Inc. will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), and 3PAR Inc. will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to 3PAR Inc.’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC's website: www.sec.gov.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell, PowerEdge, Dell Precision and Vostro are trademarks of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	July 30,	April 30,	July 31,
	2010(1)	2010(1)	2009	Sequential	Yr. to Yr.

Net revenue
Products	$12,645	$12,086	$10,623	5%	19%
Services, including software related	2,889	2,788	2,141	4%	35%
Net revenue	15,534	14,874	12,764	4%	22%

Cost of net revenue
Products	10,931	10,385	8,978	5%	22%
Services, including software related	2,017	1,973	1,395	2%	45%
Total cost of net revenue	12,948	12,358	10,373	5%	25%

Gross margin	2,586	2,516	2,391	3%	8%

Selling, general and administrative	1,679	1,830	1,571	(8%)	7%
Research, development and engineering	162	167	149	(3%)	9%
Total operating expenses	1,841	1,997	1,720	(8%)	7%

Operating income	745	519	671	44%	11%

Interest and other, net	(49)	(68)	(42)	28%	(16%)
Income before income taxes	696	451	629	55%	11%
Income tax provision	151	110	157	38%	(4%)
Net income	$545	$341	$472	60%	16%

Earnings per share:
Basic	$0.28	$0.17	$0.24	65%	17%
Diluted	$0.28	$0.17	$0.24	65%	17%

Weighted average shares outstanding:
Basic	1,952	1,961	1,955	(0%)	(0%)
Diluted	1,960	1,973	1,960	(1%)	0%

Percentage of Total Net Revenue:
Gross margin	16.6%	16.9%	18.7%
Selling, general and administrative	10.8%	12.3%	12.3%
Research and development	1.0%	1.1%	1.2%
Operating expenses	11.8%	13.4%	13.5%
Operating income	4.8%	3.5%	5.2%
Income before income taxes	4.5%	3.0%	4.9%
Net income	3.5%	2.3%	3.7%
Income tax rate	21.7%	24.4%	25.0%

Net Revenue by Product Category:
Servers and Networking	$1,890	$1,785	$1,403	6%	35%
Storage	624	554	551	13%	13%
Services(1)	1,915	1,891	1,218	1%	57%
Software and Peripherals	2,535	2,496	2,382	2%	6%
Mobility	4,700	4,563	3,891	3%	21%
Desktop PCs	3,870	3,585	3,319	8%	17%
Consolidated net revenue	$15,534	$14,874	$12,764	4%	22%

Percentage of Total Net Revenue:
Servers and Networking	12%	12%	11%
Storage	4%	4%	4%
Services(1)	12%	13%	10%
Software and Peripherals	17%	17%	19%
Mobility	30%	30%	30%
Desktop PCs	25%	24%	26%

Net Revenue by Global Segment:
Large Enterprise	$4,549	$4,246	$3,285	7%	38%
Public	4,580	3,856	3,798	19%	21%
Small and Medium Business	3,535	3,524	2,820	0%	25%
Consumer	2,870	3,248	2,861	(12%)	0%
Consolidated net revenue	$15,534	$14,874	$12,764	4%	22%

Percentage of Total Net Revenue:
Large Enterprise	29%	28%	26%
Public	30%	26%	30%
Small and Medium Business	23%	24%	22%
Consumer	18%	22%	22%

Consolidated Operating Income:
Large Enterprise	$288	$283	$172
Public	369	298	383
Small and Medium Business	323	313	246
Consumer	(21)	17	89
Consolidated segment operating income	959	911	890
Severance and facility actions	(24)	(57)	(87)
Broad based long-term incentives	(87)	(87)	(92)
Amortization of intangible assets	(87)	(88)	(40)
Acquisition-related	(16)	(20)	-
Other(2)	-	(140)	-
Consolidated operating income	$745	$519	$671

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes the results of Perot Systems Corporation ("Perot Systems"), which was acquired on November 3, 2009, from the date of acquisition.

(2) Includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Six Months Ended		% Growth Rates
	July 30,	July 31,
	2010(1)	2009	Yr. to Yr.

Net revenue
Products	$24,731	$20,855	19%
Services, including software related	5,677	4,251	34%
Net revenue	30,408	25,106	21%

Cost of net revenue
Products	21,316	17,764	20%
Services, including software related	3,990	2,783	43%
Total cost of net revenue	25,306	20,547	23%

Gross margin	5,102	4,559	12%

Selling, general and administrative	3,509	3,184	10%
Research, development and engineering	329	290	13%
Total operating expenses	3,838	3,474	10%

Operating income	1,264	1,085	16%

Interest and other, net	(117)	(44)	(166%)
Income before income taxes	1,147	1,041	10%
Income tax provision	261	279	(6%)
Net income	$886	$762	16%

Earnings per share:
Basic	$0.45	$0.39	15%
Diluted	$0.45	$0.39	15%

Weighted average shares outstanding:
Basic	1,956	1,952	0%
Diluted	1,967	1,956	1%

Percentage of Total Net Revenue:
Gross margin	16.8%	18.2%
Selling, general and administrative	11.5%	12.7%
Research and development	1.1%	1.1%
Operating expenses	12.6%	13.8%
Operating income	4.2%	4.3%
Income before income taxes	3.8%	4.1%
Net income	2.9%	3.0%
Income tax rate	22.8%	26.8%

Net Revenue by Product Category:
Servers and Networking	$3,675	$2,689	37%
Storage	1,178	1,085	9%
Services(1)	3,806	2,456	55%
Software and Peripherals	5,031	4,628	9%
Mobility	9,263	7,766	19%
Desktop PCs	7,455	6,482	15%
Consolidated net revenue	$30,408	$25,106	21%

Percentage of Total Net Revenue:
Servers and Networking	12%	11%
Storage	4%	4%
Services(1)	12%	10%
Software and Peripherals	17%	18%
Mobility	30%	31%
Desktop PCs	25%	26%

Net Revenue by Global Segment:
Large Enterprise	$8,795	$6,685	32%
Public	8,436	6,969	21%
Small and Medium Business	7,059	5,787	22%
Consumer	6,118	5,665	8%
Consolidated net revenue	$30,408	$25,106	21%

Percentage of Total Net Revenue:
Large Enterprise	29%	27%
Public	28%	28%
Small and Medium Business	23%	23%
Consumer	20%	22%

Consolidated Operating Income:
Large Enterprise	$571	$364
Public	667	676
Small and Medium Business	636	476
Consumer	(4)	88
Consolidated segment operating income	1,870	1,604
Severance and facility actions	(81)	(272)
Broad based long-term incentives	(174)	(168)
Amortization of intangible assets	(175)	(79)
Acquisition-related	(36)	-
Other(2)	(140)	-
Consolidated operating income	$1,264	$1,085

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes the results of Perot Systems Corporation ("Perot Systems"), which was acquired on November 3, 2009, from the date of acquisition.

(2) Includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios")
(unaudited)

	July 30,	April 30,	July 31,
	2010	2010	2009(2)
Assets:
Current assets:
Cash and cash equivalents	$11,694	$10,255	$11,699
Short-term investments	744	627	299
Accounts receivable, net	6,565	5,880	5,403
Financing receivables, net	3,272	3,221	2,252
Inventories, net	1,372	1,182	839
Other current assets	3,562	3,619	3,348
Total current assets	27,209	24,784	23,840
Property, plant and equipment, net	1,980	2,049	2,117
Investments	633	714	746
Long-term financing receivables, net	622	528	263
Goodwill	4,264	4,181	1,748
Purchased intangible assets, net	1,638	1,658	646
Other non-current assets	294	327	698
Total assets	$36,640	$34,241	$30,058

Liabilities and Equity:
Current liabilities:
Short-term debt	$1,627	$1,079	$49
Accounts payable	12,465	11,402	9,698
Accrued and other	3,812	3,549	3,709
Short-term deferred services revenue	3,009	2,950	2,831
Total current liabilities	20,913	18,980	16,287
Long-term debt	3,623	3,582	3,394
Long-term deferred services revenue	3,311	3,194	3,051
Other non-current liabilities	2,632	2,607	2,701
Total liabilities	30,479	28,363	25,433
Stockholders' equity	6,161	5,878	4,625
Total liabilities and equity	$36,640	$34,241	$30,058

Ratios:
Days of sales outstanding (1)	41	38	42
Days supply in inventory	10	9	7
Days in accounts payable	(87)	(83)	(84)
Cash conversion cycle	(36)	(36)	(35)

Average total revenue/unit (approximate)	$1,340	$1,360	$1,280

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At July 30, 2010, April 30, 2010, and July 31, 2009, DSO and days of customer shipments not yet recognized were 38 and 3 days, 35 and 3 days, 38 and 4 days, respectively.

(2) Prior period amounts have been revised to reflect a reclassification between short-term deferred service revenue and accrued and other.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2010	2009(1)	2010	2009(1)
Cash flows from operating activities:
Net income	$545	$472	$886	$762
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	264	201	511	402
Stock-based compensation	80	79	156	146
Effects of exchange rate changes on monetary assets and
liabilities denominated in foreign currencies	7	26	37	26
Deferred income taxes	(24)	(114)	(55)	(140)
Provision for doubtful accounts - including financing receivables	95	105	217	210
Other	4	1	4	19
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(777)	(973)	(896)	(593)
Financing receivables	(205)	(352)	(413)	(379)
Inventories	(186)	5	(318)	29
Other assets	(33)	(571)	36	(24)
Accounts payable	1,109	1,801	1,131	1,318
Deferred services revenue	193	69	265	44
Accrued and other liabilities	263	327	12	17
Change in cash from operating activities	1,335	1,076	1,573	1,837

Cash flows from investing activities:
Investments:
Purchases	(713)	(348)	(1,063)	(776)
Maturities and sales	669	340	838	982
Capital expenditures	(145)	(99)	(191)	(179)
Proceeds from sale of facility and land	18	16	18	16
Acquisition of business, net of cash received	(89)	-	(222)	(3)
Change in cash from investing activities	(260)	(91)	(620)	40

Cash flows from financing activities:
Repurchase of common stock	(200)	-	(400)	-
Issuance of common stock under employee plans	2	-	9	-
Issuance of commercial paper (maturity 90 days or less), net	490	(100)	724	(100)
Proceeds from debt	341	994	609	1,491
Repayments of debt	(253)	-	(819)	(12)
Other	(1)	-	2	-
Change in cash from financing activities	379	894	125	1,379

Effect of exchange rate changes on cash and cash equivalents	(15)	129	(19)	91

Change in cash and cash equivalents	1,439	2,008	1,059	3,347

Cash and cash equivalents at beginning of period	10,255	9,691	10,635	8,352
Cash and cash equivalents at end of period	$11,694	$11,699	$11,694	$11,699

(1) Prior period amounts have been reclassified to conform to the current year presentation.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The tables on the following pages set forth, for the periods indicated, a reconciliation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”) to the most comparable GAAP financial measures. These non-GAAP financial measures may not be directly comparable to similarly titled measures reported by other companies. See “Use of Non-GAAP Financial Measures” following the tables for additional information regarding Dell’s reasons for including the non-GAAP financial measures and for material limitations with respect to the usefulness of these measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	July 30,	April 30,	July 31,
	2010	2010	2009	Sequential	Yr. to Yr.

GAAP gross margin	$2,586	$2,516	$2,391	3%	8%

Non-GAAP adjustments:
Amortization of intangibles	70	68	27
Severance and facility actions	14	29	14
Acquisition-related	1	1	-
Non-GAAP gross margin	$2,671	$2,614	$2,432	2%	10%

GAAP operating expenses	$1,841	$1,997	$1,720	(8%)	7%

Non-GAAP adjustments:
Amortization of intangibles	(17)	(20)	(13)
Severance and facility actions	(10)	(28)	(73)
Acquisition-related	(15)	(19)	-
Other(1)	-	(140)
Non-GAAP operating expenses	$1,799	$1,790	$1,634	1%	10%

GAAP operating income	$745	$519	$671	44%	11%

Non-GAAP adjustments:
Amortization of intangibles	87	88	40
Severance and facility actions	24	57	87
Acquisition-related	16	20	-
Other(1)	-	140
Non-GAAP operating income	$872	$824	$798	6%	9%

GAAP net income	$545	$341	$472	60%	16%

Non-GAAP adjustments:
Amortization of intangibles	87	88	40
Severance and facility actions	24	57	87
Acquisition-related	16	20	-
Other(1)		140	-
Aggregate adjustment for income taxes	(43)	(62)	(24)
Non-GAAP net Income	$629	$584	$575	8%	9%

GAAP earnings per share - diluted	$0.28	$0.17	$0.24	65%	17%
Non-GAAP adjustments per share - diluted	0.04	0.13	0.05
Non-GAAP earnings per share - diluted	$0.32	$0.30	$0.29	7%	10%

GAAP Diluted WAS	1,960	1,973	1,960

Percentage of Total Net Revenue:

GAAP gross margin	16.6%	16.9%	18.7%
Non-GAAP adjustment	0.6%	0.7%	0.4%
Non-GAAP gross margin	17.2%	17.6%	19.1%

GAAP operating expenses	11.8%	13.4%	13.5%
Non-GAAP adjustment	(0.2%)	(1.4%)	(0.7%)
Non-GAAP operating expenses	11.6%	12.0%	12.8%

GAAP operating income	4.8%	3.5%	5.2%
Non-GAAP adjustment	0.8%	2.0%	1.1%
Non-GAAP operating income	5.6%	5.5%	6.3%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Six Months Ended		% Growth Rates
	July 30,	July 31,
	2010	2009	Yr. to Yr.

GAAP gross margin	$5,102	$4,559	12%

Non-GAAP adjustments:
Amortization of intangibles	138	53
Severance and facility actions	43	79
Acquisition-related	2	-
Non-GAAP gross margin	$5,285	$4,691	13%

GAAP operating expenses	$3,838	$3,474	10%

Non-GAAP adjustments:
Amortization of intangibles	(37)	(26)
Severance and facility actions	(38)	(193)
Acquisition-related	(34)	-
Other(1)	(140)	-
Non-GAAP operating expenses	$3,589	$3,255	10%

GAAP operating income	$1,264	$1,085	16%

Non-GAAP adjustments:
Amortization of intangibles	175	79
Severance and facility actions	81	272
Acquisition-related	36	-
Other(1)	140	-
Non-GAAP operating income	$1,696	$1,436	18%

GAAP net income	$886	$762	16%

Non-GAAP adjustments:
Amortization of intangibles	175	79
Severance and facility actions	81	272
Acquisition-related	36	-
Other(1)	140	-
Aggregate adjustment for income taxes	(105)	(52)
Non-GAAP net Income	$1,213	$1,061	14%

GAAP earnings per share - diluted	$0.45	$0.39	15%
Non-GAAP adjustments per share - diluted	0.17	0.15
Non-GAAP earnings per share - diluted	$0.62	$0.54	15%

GAAP Diluted WAS	1,967	1,956

Percentage of Total Net Revenue:

GAAP gross margin	16.8%	18.2%
Non-GAAP adjustment	0.6%	0.5%
Non-GAAP gross margin	17.4%	18.7%

GAAP operating expenses	12.6%	13.8%
Non-GAAP adjustment	(0.8%)	(0.8%)
Non-GAAP operating expenses	11.8%	13.0%

GAAP operating income	4.2%	4.3%
Non-GAAP adjustment	1.4%	1.4%
Non-GAAP operating income	5.6%	5.7%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter.

USE OF NON-GAAP FINANCIAL MEASURES

Dell provides non-GAAP financial information to investors to supplement GAAP financial information. Dell believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of Dell’s segments, as management does not believe that the excluded items are reflective of underlying operating performance. Dell also believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better project Dell’s future consolidated financial performance because Dell’s forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, and exclude certain amounts pertaining to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Non-GAAP operating income growth as projected for Fiscal 2011, which is a forward looking non-GAAP financial measure, excludes the following items, some of which Dell cannot forecast; acquisition related charges, amortization of purchased intangible assets related to acquisitions, severance and facility action costs, and amounts for the settlement of the SEC investigation as well as a securities litigation matter that were incurred during the first quarter of Fiscal 2011. The historical non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude these same items. In the future, Dell expects that it may again exclude such items and may incur expenses similar to these excluded items, including in connection with any future acquisitions. Accordingly, the exclusion of these items and other similar items in Dell’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Dell believes the non-GAAP financial measures will provide investors with useful information to help them evaluate Dell’s operating results and projections. These non-GAAP financial measures facilitate an enhanced understanding of historical results and projections, and enable more meaningful period to period comparisons.

This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP.

The non-GAAP financial measures for the periods indicated in the tables above reflect adjustments related to the following items:

  Acquisition-related charges are expensed as incurred and consist primarily of retention payments, integration costs, bankers’ fees, legal fees, and consulting fees. Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period. Integration costs include incremental business costs that are directly attributable to the acquisition of Perot Systems during the fourth quarter of Fiscal 2010 and are being incurred during the integration period. These costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of Perot Systems employees, costs related to full-time employees who are working on the integration, and consulting expenses. Acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of acquisitions. Therefore, although Dell may incur these types of expenses in connection with future acquisitions, Dell believes eliminating acquisition related charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Amortization of purchased intangible assets consists primarily of amortization of customer relationships, customer lists, acquired technology, trade names, and non-compete covenants purchased in connection with business acquisitions. Dell incurs charges relating to the amortization of these intangibles, and those charges are included in Dell’s GAAP financial statements. Amortization charges for Dell’s purchased intangible assets are inconsistent in amount and are significantly impacted by the timing and magnitude of Dell’s acquisitions. Consequently, Dell excludes these charges for purposes of calculating the non-GAAP financial measures to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Severance and facility action costs primarily relate to facilities charges including accelerated depreciation and severance and benefits for employees terminated pursuant to actions taken as part of a comprehensive review of costs, including certain employee cost synergies realized through our strategic acquisitions. Management measures the performance of Dell excluding the effects of severance and facility action costs and has been, for recent quarters, providing the effects to investors to supplement GAAP financial information. Dell excludes these severance and facility action costs for purposes of calculating the non-GAAP financial measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Dell’s current operating performance or comparisons to Dell’s past operating performance.
  For the first quarter of Fiscal 2011, Dell recorded a $100 million settlement amount for the SEC investigation into certain of Dell's accounting and financial matters, which was initiated in 2005. During the first quarter of Fiscal 2011, Dell also incurred $40 million for a securities litigation class action lawsuit that was filed against Dell during Fiscal 2007. Dell is excluding these settlements from the operating results of the first half of Fiscal 2011for the purpose of calculating the non-GAAP financial measures because it believes these settlements are outside Dell’s ordinary course of business and do not contribute to a meaningful evaluation of Dell’s current operating performance.
  The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the jurisdictions where the adjustments were incurred.

There are limitations to the use of non-GAAP financial measures. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Lastly, items such as severance and facility action costs and acquisition expenses that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on Dell’s GAAP results and using non-GAAP financial measures only supplementally or for projections when comparable GAAP measures are not available. Non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis when available. Dell provides detailed reconciliations of each historical non-GAAP financial measure to its most directly comparable GAAP measure within the financial information included with this press release and in other written materials that include such non-GAAP historical financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any historical non-GAAP financial measures.

CONTACT:
Dell
Media Contacts: 512-728-4100
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
David Frink, 512-728-2678
david_frink@dell.com
or
Investor Relations Contacts:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
Shep Dunlap, 512-723-0341
shep_dunlap@dell.com
or
Frank Molina, 512-723-5116
frank_molina@dell.com